UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2009

DEER CONSUMER PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-140545	20-5526104
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Area 2, 1/F, Building M-6, Central High-Tech Industrial Park, Nanshan, Shenzhen, China	518057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 755-8602-8285

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into A Material Definitive Agreement

On December 1, 2009, Winder Electric Co. (Guangdong), Ltd. (“Winder”), a company organized under the laws of the People’s Republic of China (“PRC”) and a wholly owned subsidiary of Deer Consumer Products, Inc., a Nevada corporation (the “Company”), entered into a Distribution Agreement (the “Distribution Agreement”) with Suning Nanjing Purchasing Center, a branch of Suning Appliance Co., Ltd. (“Suning”), a company organized under the laws of the PRC. The Distribution Agreement provided mutual cooperation to achieve sales of RMB 200 million (approximately US$29.3 million) of Deer’s products in Suning stores across China in 2010.  Deer will target RMB 110 million in sales of its branded products to Suning for re-sale and Suning will purchase the remaining RMB 90 million in Deer branded gift products. Deer has warranted that it will deliver at least 20% of the products to a minimum number of stores at an agreed upon margin. Suning has approximately 885 stores throughout China.  Deer and Suning will also jointly provide marketing and branding support in 2010.

The foregoing description of the Distribution Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement which is filed as Exhibit 10.4 with portions omitted and furnished separately to the Securities and Exchange Commission pursuant to a request for confidential treatment. Exhibit 10.4 is a redacted copy of the Distribution Agreement and is incorporated herein by reference.  Exhibit 10.4 is an English translation of the executed version written in Chinese. In the event of any discrepancies between the language of the English and Chinese versions, the Chinese version will control.

Item 8.01.   OTHER EVENTS.

On December 4, 2009, Deer Consumer Products, Inc.  issued a press release entitled “Deer Consumer Products, Inc. Signs US$29.3 Million Distribution Agreement with the Second Largest Consumer Electronics Retailer in China for 2010 Product Delivery”  A copy of the press release is attached as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit 10.4  Distribution Agreement by and between Winder Electric Co. (Guangdong), Ltd. and Suning Nanjing Purchasing Center, dated December 1, 2009. (1)

Exhibit 99.1.  Press Release “Deer Consumer Products, Inc. Signs US$29.3 Million Distribution Agreement with the Second Largest Consumer Electronics Retailer in China for 2010 Product Delivery,” dated December 4, 2009.

(1)
Application has been made with the Securities and Exchange Commission to seek confidential treatment of certain provisions. Omitted material for which confidential treatment has been requested has been furnished separately to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEER CONSUMER PRODUCTS, INC.

	By:	/s/ Ying He
Name: Mr. Ying He
Date: December 4, 2009		Title: Chief Executive Officer